News from

Buckeye

FOR IMMEDIATE RELEASE
                                                Contact:                                   Steve Dean
                                                                                                            Sr. Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE ANNOUNCES ANNUAL SEC FILING

MEMPHIS, TN  Oct. 16, 2008 - Buckeye Technologies Inc. (NYSE:BKI) announced that its annual report on Form 10-K, including its audited financial statements, was filed with the Securities and Exchange Commission on August 27, 2008.  The report is posted on Buckeye’s website www.bkitech.com.  Paper copies of the annual report are available free of charge upon request.  Requests may be submitted through Buckeye’s website or in writing to: Buckeye Technologies Inc., Attn: Ms. Shirley Spears, P.O. Box 80407, Memphis, TN 38108-0408.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA.  The Company currently operates facilities in the United States, Germany, Canada, and Brazil.  Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors.  For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with  the Securities and Exchange Commission.